As filed with the Securities and Exchange Commission on August 13, 1998

                                           Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                  SOFTECH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Massachusetts               4695 44th Street S.E. Suite B-130                  04-2453033
(State or Other Jurisdiction        Grand Rapids, Michigan 49512                     (I.R.S. Employer
of Incorporation or Organization)   (Address of principal executive offices)         Identification No.)


                      SOFTECH, INC. 1994 STOCK OPTION PLAN
                            (Full Title of the Plan)


                               JOSEPH P. MULLANEY
          Vice President, Treasurer, Clerk and Chief Financial Officer
                                  SofTech, Inc.
                        4695 44th Street S.E. Suite B-130
                          Grand Rapids, Michigan 49512
                                 (781) 890-8373
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with a copy to:

                               JOHN B. STEELE, ESQ
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000
                                   ----------
                         Calculation of Registration Fee

=============================================================================================================================
Title of Securities to             Amount to be           Proposed Maximum          Proposed Maximum          Amount of
   be  Registered                 Registered(1)            Offering Price              Aggregate           Registration Fee
                                                           Per Share(2)             Offering Price
-----------------------------------------------------------------------------------------------------------------------------

Common Stock, $.10 par              600,000                   $ 5.25                  $3,150,000                  $929
value
=============================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the SofTech, Inc. 1994 Stock Option Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee and is based upon the market value of outstanding shares of SofTech, Inc. on August 10, 1998, utilizing the average of the high and low sale prices reported on the Nasdaq National Market System on that date.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     Pursuant to General Instruction E of Form S-8, SofTech, Inc. (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (No. 33-90052) as previously filed with the Securities and Exchange Commission on March 7, 1995 (the "Original Registration Statement"). This Registration Statement is being filed to register 600,000 additional shares of the Registrant's Common Stock subject to issuance under the Registrant's 1994 Stock Option Plan.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 8. Exhibits.

     (a) The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

     Exhibit Number                 Exhibit
     --------------                 -------

            4.1*         SofTech, Inc. 1994 Stock Option Plan.
            4.2          First Amendment to the SofTech, Inc. 1994 Stock Option Plan
            4.3*         Articles of Incorporation of the Registrant
            4.4*         By-Laws of the Registrant
            5.1          Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
           23.1          Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto)
           23.2          Consent of PricewaterhouseCoopers LLP
           24.1          Powers of Attorney (included in Part II of this registration statement)

----------


*    Incorporated by reference to 1997 Form 10-K

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on the 13th day of August, 1998.


                                                     SOFTECH, INC.


                                                     By: /s/ Mark R. Sweetland
                                                         ----------------------
                                                         Mark R. Sweetland
                                                         Chief Executive Officer

                                POWER OF ATTORNEY

     KNOWN ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mark R. Sweetland, Timothy L. Weatherford and Joseph P. Mullaney, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature            Title                                      Date
        ---------            -----                                      ----

/s/ Mark R. Sweetland
--------------------------
Mark R. Sweetland            President and Chief                 August 13, 1998
                             Executive Officer
                             (principal executive officer)


/s/ Joseph P. Mullaney
--------------------------
Joseph P. Mullaney           Vice President, Chief Financial     August 13, 1998
                             Officer, Treasurer and Clerk


/s/ Timothy J. Weatherford
--------------------------
Timothy J. Weatherford       Executive Vice President            August 13, 1998
                             and Director


/s/ Ronald A. Elenbaas
--------------------------
Ronald A. Elenbaas           Director                            August 13, 1998


/s/ William D. Johnston
--------------------------
William D. Johnston          Director                            August 13, 1998


/s/ Kenneth Ledeen
--------------------------
Kenneth Ledeen               Director                            August 13, 1998


/s/ Timothy L. Tyler
--------------------
Timothy L. Tyler             Director                            August 13, 1998

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

     4.1*         SofTech, Inc. 1994 Stock Option Plan
     4.2          First Amendment to the SofTech, Inc. 1994 Stock Option Plan
     4.3*         Articles of Incorporation of the Registrant
     4.4*         By-Laws of the Registrant
     5.1          Opinion of Goodwin, Procter & Hoar  LLP as to the legality of the securities being registered
    23.1          Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto)
    23.2          Consent of PricewaterhouseCoopers LLP
    24.1          Powers of Attorney (included in Part II of this registration statement)

----------
*   Incorporated by reference to 1997 Form 10-K